UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2012

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7512 Dr. Phillips Blvd – Suite 50-355
Orlando, Florida 32819
 (Address of principal executive offices and zip code)

1(888)220-2885
(Registrant’s telephone number)

3020 Bridgeway Suite 400
Sausalito, CA 94965
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of Material Definitive Agreement.

A Marketing Agreement was made the 19th day of November, 2012, by and between Sputnik Enterprises, Inc., a Nevada corporation, SPNI (the “Issuer”), and Wireless NRG, LLC, a Florida limited liability company (the “Company”). Subsequently, the Marketing Agreement was assigned to a newly formed wholly owned subsidiary of the Issuer, Kudos Marketing, Inc. Under the terms of the Marketing Agreement, the Company granted the Issuer certain exclusive marketing rights relating to corporate and group accounts for the Company products. The entire agreement between the parties, containing all of the terms and conditions of the Marketing Agreement, is set forth in an 8K filed with the Securities and Exchange Commission on November 23, 2012.

On December 13, 2012, the Issuer received a Notice of Termination of the Marketing Agreement from the Company and the Issuer ceased all operations relating to the terms of the Marketing Agreement. The Issuer did not incur any termination penalties.

Item 8.01 Other Events.

As a result of termination of the Marketing Agreement, the Issuer has no business operations and has become a shell effective this date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.

Date: December 14, 2012	By:	/s/ Anthony Gebbia
Anthony Gebbia
Chief Executive Officer and Director

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